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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-220896

Prospectus supplement
(To prospectus dated October 25, 2017)

10,240,000 common shares

IRSA Propiedades Comerciales S.A.

(in the form of 2,560,000 American Depositary Shares)

IRSA Inversiones y Representaciones Sociedad Anónima, or "IRSA," also referred to in this prospectus supplement as the "Selling Shareholder" is offering 10,240,000 common shares of IRSA Propiedades Comerciales S.A. in the form of 2,560,000 American Depositary Shares, or "ADSs." Each ADS represents four common shares. We will not receive any proceeds from the sale of our ADSs by the Selling Shareholder

Our ADSs are listed on the NASDAQ Global Market and our common shares are listed for trading on Bolsas y Mercados Argentinos S.A., in each case under the symbol "IRCP." On October 26, 2017, the closing sales price of our ADSs as reported on the NASDAQ Global Market was US$64.65 per ADS.

Investing in our common shares and the ADSs involves significant risks. Before buying any shares or ADSs, you should carefully read the discussion of material risks in "Risk Factors" in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the "SEC") and incorporated by reference herein. See "Item 3. Key Information—D. Risk Factors" beginning on page 9 of our Form 20-F.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter has agreed to purchase ADSs from the Selling Shareholder at a price of US$54.00 per ADS, which will result in US$138,240,000 million of aggregate proceeds to the Selling Shareholder before expenses. The ADSs may be offered by the underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the NASDAQ Global Market, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "Underwriting."

We have agreed to reimburse the underwriter for certain expenses in connection with this offering. See "Underwriting."

The underwriter expects to deliver the ADSs against payment in New York, New York on or about October 31, 2017.

J.P. Morgan

October 26, 2017

Prospectus supplement

Prospectus

No person is authorized to give any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us which we have referred to you, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities other than the securities described in this prospectus supplement and the accompanying prospectus, or an offer to sell or the solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. The delivery of this prospectus supplement and the accompanying prospectus shall not, under any circumstances, create any implication that there has been

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no change in our affairs since the date hereof, or that the information contained herein or therein is correct as of any time subsequent to the date of such information.

In this prospectus supplement, references to "IRSA CP," "we," "our," "us" or the "Company" means IRSA Propiedades Comerciales S.A. and its consolidated subsidiaries, unless the context otherwise requires, or where we make clear that such term refers only to IRSA Propiedades Comerciales S.A. and not its subsidiaries.

The terms "Argentine government" and "government" refer to the federal government of Argentina, the term "Central Bank" refers to the Banco Central de la República Argentina (the Argentine Central Bank) and the term "CNV" refers to the Comisión Nacional de Valores (the Argentine National Securities Commission). In this prospectus supplement, when we refer to "Peso," "Pesos" or "Ps." we mean Argentine Pesos, the legal currency of Argentina; when we refer to "U.S. dollar," "U.S. dollars" or "US$" we mean United States dollars, the legal currency of the United States.

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About this prospectus supplement

This prospectus supplement is a supplement to the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of a registration statement that we filed with the SEC using a shelf registration process. Under this shelf registration process, the Selling Shareholder may sell from time to time up to 41,600,000 of our common shares as described in the accompanying prospectus in one or more offers such as this offering. The accompanying prospectus provides you with a general description of the securities that the Selling Shareholder may offer. This prospectus supplement provides you with specific information about the ADSs and the underlying common shares the Selling Shareholder is offering. Both this prospectus supplement and the accompanying prospectus include important information about us and other information you should know before investing. Generally, when we refer only to the "prospectus," we are referring to both parts combined, and when we refer to the "accompanying prospectus" we are referring to the accompanying prospectus.

This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. To the extent the information in this prospectus supplement is different from that in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the caption "Incorporation of Certain Information by Reference" in this prospectus supplement and the accompanying prospectus, before investing in the ADSs.

Where you can find more information

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the common shares offered by this prospectus supplement. This prospectus supplement, the accompanying prospectus, and any document incorporated by reference into this prospectus supplement or the accompanying prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document.

We file annual and current reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.

Upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing to us at the following address: Moreno 877, Floor 22, City of Buenos Aires (C1091AAQ), Argentina or telephoning us at +54 (11) 4344 4600.

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Incorporation of certain information by reference

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents, which are considered part of this prospectus supplement and accompanying prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below:

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our annual report on Form 20-F for the fiscal year ended June 30, 2017 filed with the SEC on October 10, 2017 (our "Form 20-F").

As you read the above documents and this prospectus, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document, including this prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.

When acquiring any securities discussed in this prospectus supplement, you should rely only on the information contained or incorporated by reference in this prospectus. Neither we, the Selling Shareholder, nor any underwriters or agents, have authorized anyone to provide you with different information. The Selling Shareholder is not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should not assume that the information in this prospectus or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents.

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Disclosure regarding forward-looking statements

The U.S. Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include forward-looking statements. We have based these forward-looking statements largely on our current beliefs, expectations and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, could cause our actual results to differ materially from those anticipated in our forward-looking statements, including, among other things:

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changes in general economic, financial, business, political, legal, social or other conditions in Argentina or elsewhere in Latin America or changes in either developed or emerging markets;

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changes in capital markets in general that may affect policies or attitudes toward lending to or investing in Argentina or Argentine companies, including volatility in domestic and international financial markets;

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deterioration in regional, national and international business and economic conditions;

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inflation;

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fluctuations in prevailing interest rates;

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increases in financing costs or our inability to obtain additional financing on attractive terms, which may limit our ability to fund existing operations and to finance new activities;

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current and future government regulation and changes in law or in the interpretation by Argentine courts of the recently adopted Civil and Commercial Code, among others;

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adverse legal or regulatory disputes or proceedings;

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fluctuations and declines in the aggregate principal amount of Argentine public debt outstanding;

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government intervention in the private sector and in the economy, including through nationalization, expropriation, regulation or other actions;

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restrictions on transfer of foreign currencies and other exchange controls;

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increased competition in the shopping mall sector, office or other commercial properties and related industries;

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potential loss of significant tenants at our shopping malls and other commercial properties;

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our ability to take advantage of opportunities in the Argentine real estate market on a timely basis;

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restrictions on energy supply or fluctuations in prices of utilities in the Argentine market;

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our ability to meet our debt obligations;

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shifts in consumer purchasing habits and trends;

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technological changes and our potential inability to implement new technologies;

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deterioration in regional and national business and economic conditions in Argentina;

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incidents of government corruption that adversely impact the development of our real estate projects;

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fluctuations in the exchange rate of the Peso against other currencies; and

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the risk factors discussed under "Item 3. Key Information—D. Risk Factors" in our most recent annual report on Form 20-F.

You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates," "anticipates," "could," "target," "projects," "contemplates," "believes," "estimates," "potential," "continue" or similar expressions. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. You should not place undue reliance on such statements which speak only as of the date they were made, and we undertake no obligation to update publicly or to revise any forward-looking statements after we distribute this prospectus supplement and accompanying prospectus because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward-looking events and circumstances discussed in this prospectus supplement and accompanying prospectus might not occur and are not guarantees of future performance.

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Summary

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should read the entire prospectus supplement and accompanying prospectus carefully, including the caption "Item 3. Key Information—D. Risk Factors Risk Factors" of our most recent report on Form 20-F and the "Disclosure Regarding Forward-Looking Statements" section of this prospectus supplement, and our audited and unaudited consolidated financial statements and related notes incorporated by reference herein, before making an investment decision.

IRSA Propiedades Comerciales S.A.

We own, develop and manage commercial real estate properties, which consist primarily of shopping malls and office buildings throughout Argentina. As of June 30, 2017 we were the largest owner and operator of shopping malls and one of the largest owners of office buildings and other commercial properties in Argentina in terms of gross leasable area and number of rental properties according to data published by the Argentine Chamber of Shopping Malls.

We operate our business through four principal business segments, namely "Shopping Malls," "Offices and Others," "Sales and Developments" and "Financial Operations and Others":

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"Shopping Malls" includes the operation and development of shopping malls, through which we generate rental income charged for services related to the lease of retail stores and other spaces. Our Shopping Malls segment includes highly diversified, multi-format assets with a particular focus on retailers that cater to middle- to high-income consumers.

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"Offices and Others" includes the lease of offices and other rental properties and services related to these properties.

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"Sales and Developments" includes the sales of undeveloped parcels of land and properties, and activities related to the development and maintenance of such properties.

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"Financial Operations and Others" includes the financing activities developed through our associated company Tarshop S.A., and our residual consumer financing transactions.

The offering

Common shares offered by the Selling Shareholder	10,240,000 common shares, which will be represented by 2,560,000 ADSs.
The ADS
Each ADS represents four common shares. The ADSs will be issued under the amended and restated deposit agreement dated as of July 5 and effective July 20, 2017 among us, The Bank of New York Mellon, as ADS Depositary, and all owners and holders from time to time of ADSs issued thereunder.
Common stock outstanding as of June 30, 2017	126,014,050 common shares.
Use of Proceeds	We will not receive any of the proceeds from the sale of ADSs by the Selling Shareholder.
Risk Factors
Investing in our ADSs involves risk and purchasers of our ADSs may lose their entire investment. See "Item 3. Key Information—D. Risk Factors" of our most recent report on Form 20-F for a discussion of factors that you should consider before making a decision to invest in our securities.
Listing	Our ADSs are listed on the NASDAQ Global Market and our common shares are listed for trading on Bolsas y Mercados Argentinos S.A., in each case under the symbol "IRCP."
ADS Depositary	The Bank of New York Mellon 101 Barclay Street, 7th Floor East New York, NY 10286.
Voting Rights
Our common shares entitle the holders thereof to one vote per share. See "Description of Capital Stock" in the accompanying prospectus. Pursuant to the terms of the deposit agreement and subject to Argentine law and our bylaws, holders of ADSs are entitled to instruct the depositary to vote or cause to be voted the number of common shares represented by such ADSs. See "Description of American Depositary Shares" in the accompanying prospectus.

Dividends	Under Argentine Companies Law, the declaration, payment and amount of dividends payable on the common shares are subject to the approval of our shareholders and certain other requirements. Pursuant to the terms of the deposit agreement, holders of ADSs will be entitled to receive any dividends declared on the common shares represented by such ADSs to the same extent as the holders of the common shares. Cash dividends will be paid in Pesos and will be converted by the depositary into U.S. dollars at the prevailing exchange rate on the date of conversion and paid to the holders of ADSs, net of any dividend distribution fees, currency conversion expenses, taxes and/or governmental charges. See "Item 8. Financial Information—Consolidated Statements and Other Financial Information—Dividend Policy" of our most recent report on Form 20-F and "Description of our Capital Stock" and "Description of American Depositary Shares" in the accompanying prospectus.
Lock-Up Agreements
We and the Selling Shareholder have agreed with the underwriter, subject to certain exceptions, not to offer, sell, contract to sell or otherwise dispose in aggregate of common shares representing more than 5% of our total common shares outstanding for a period of 60-days following the date of this prospectus supplement, without the prior consent of the underwriter.
Taxation
For a description of certain material tax considerations in the United States and Argentina relating to an investment in our common shares or the ADSs, see "Item 10. Additional Information—E. Taxation" of our most recent report on Form 20-F.

Use of proceeds

We will not receive any proceeds from the sale of ADSs by the Selling Shareholder.

Selling Shareholder

The following table sets forth information regarding ownership of our capital stock as of June 30, 2017 by the Selling Shareholder, before and after giving effect to this offering.

For further information regarding our major shareholders and policy and procedures regarding transactions with related persons and material relationships and transactions between us and the Selling Shareholder, see "Item 3. Major Shareholders and Related Party Transactions of our most recent report on Form 20-F.

	Prior to this offering		Number of	After this offering

	Number of common shares (in thousands)	Percent of all common shares(1)	common shares offered (in thousands)	Number of common shares (in thousands)	Percent of all common shares(1)

IRSA(2)	119,222	94.6%	10,240	108,982	86.5%

(1)    Based on 126,014,050 of our common shares outstanding as of June 30, 2017. Figures may not add up due to rounding.

(2)    Mr. Eduardo Sergio Elsztain, chairman of our board of directors, beneficially owned, as of June 30, 2017, 154,557,259 common shares of Cresud representing 30.8% of its total share capital. Although Mr. Elsztain does not own a majority of the common shares of Cresud, he is its largest shareholder and exercises substantial influence over Cresud. Cresud, as of June 30, 2017, owned 63.4% of IRSA's common shares. If Mr. Elsztain were considered to control Cresud due to his significant influence over it, he would be considered to be the beneficial owner of 63.4% of IRSA's common shares (includes (i) 366,869,183 common shares beneficially owned by Cresud, and (ii) 900 common shares owned directly by Mr. Elsztain). Therefore, IRSA, as of June 30, 2017 owned 94.6% of our common shares. If Mr. Elsztain were considered the beneficial owner of 63.4% of IRSA, he would be the beneficial owner of 94.6% of our common shares through IRSA.

Underwriting

J.P. Morgan Securities LLC is acting as the sole underwriter. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase from the Selling Shareholder all of the ADSs offered hereby.

The underwriting agreement provides that the underwriter's obligation to purchase ADSs depends on the satisfaction of the conditions contained in the underwriting agreement including:

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the obligation to purchase all of the ADSs offered hereby, if any of the ADSs are purchased;
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the representations and warranties made by us and the Selling Shareholder to the underwriter are true;
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there is no material change in our business or the financial markets; and
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customary closing documents are delivered to the underwriter.

The offering of the ADSs by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part.

Commissions and expenses

The underwriter is purchasing ADSs from the Selling Shareholder at a price of US$54.00 per ADS, which will result in US$138,240,000 of aggregate proceeds to the Selling Shareholder before expenses. The underwriter proposes to offer the ADSs for sale from time to time in one or more transactions on the NASDAQ Global Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by it and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling the ADSs to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of ADSs for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases ADSs and the prices at which the underwriter resells such ADSs may be deemed underwriting compensation.

The expenses of this offering that are payable by us are estimated to be approximately US$1,500,000 (excluding underwriting discounts and commissions). We have agreed to reimburse the underwriter for certain expenses in an amount not to exceed US$700,000.

No sales of similar securities

We and the Selling Shareholder have agreed with the underwriter, subject to certain exceptions, not to offer, sell, contract to sell or otherwise dispose in aggregate of common shares representing more than 5% of our total common shares outstanding for a period of 60 days following the date of this prospectus supplement, without the prior consent of the underwriter.

Indemnification

We and the Selling Shareholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, liabilities arising from breaches of the representations and warranties contained in the underwriting agreement and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization and short positions

The underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales and purchases for the purpose of pegging, fixing or maintaining the price of our common stock, in accordance with Regulation M under the Exchange Act.

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Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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A short position involves a sale by the underwriter of ADSs in excess of the number of ADSs the underwriter is obligated to purchase in this offering, which creates a naked short position. In a naked short position, the underwriter may close out any short position by purchasing ADSs in the open market.

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Covering transactions involve purchases of our common stock in the open market after the distribution has been completed to cover short positions.

These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our ADSs may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

Neither we, the Selling Shareholder nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ADSs. In addition, neither we, the Selling Shareholder nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic distribution

In connection with this offering, the underwriter or certain securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of ADSs for sale to its online brokerage customers. A prospectus in electronic format is being made available on Internet web sites maintained by the underwriter. Other than the prospectus in electronic format, the information on the underwriter's web site and any information contained in any other web site maintained by the underwriter is not part of the prospectus or the registration statement of which the prospectus forms a part.

Listing

Our ADSs are listed on the NASDAQ Global Market and our common shares are listed for trading on Bolsas y Mercados Argentinos S.A., in each case under the symbol "IRCP."

Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they may receive customary fees and expenses, and may currently be, or may in the future be, lenders to us under facilities that we have entered into or may in the future enter into from time to time.

In addition, in the ordinary course of business, the underwriter and its affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to prospective investors in Canada

The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) or the accompanying prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of ADSs may be made to the public in that Relevant Member State other than:

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to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter; or

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in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of ADSs shall require the company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any ADSs acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the ADSs acquired by it in this offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale. In the case of any ADSs being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

The company, the underwriter and their respective affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus supplement and accompanying prospectus has been prepared on the basis that any offer of ADSs in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of ADSs. Accordingly, any person making or intending to make an offer in that Relevant Member State of ADSs which are the subject of the offering contemplated in this prospectus supplement and accompanying prospectus may only do so in circumstances in which no obligation arises for the company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the company nor the underwriter has authorized, nor do they authorize, the making of any offer of ADSs in circumstances in which an obligation arises for the company or the underwriter to publish a prospectus supplement and accompanying prospectus for such offer.

For the purpose of the above provisions, the expression "an offer to the public" in relation to any ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase or subscribe the ADSs, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

The underwriter agrees that:

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it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of

  Section 21 of the Financial Services and Markets Act of 2000 (the "FSMA") received by it in connection with the issue or sale of the ADSs in circumstances in which Section 21(1) of the FSMA does not apply to the company; and

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it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the ADSs in, from or otherwise involving the United Kingdom.

Notice to prospective investors in Hong Kong

The ADSs may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to prospective investors in Singapore

This prospectus supplement and accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ADSs are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the ADSs under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to prospective investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to this offering. This prospectus supplement and accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the ADSs may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ADSs without disclosure to investors under Chapter 6D of the Corporations Act.

The ADSs applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ADSs must observe such Australian on-sale restrictions.

This prospectus supplement and accompanying prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in the Dubai International Financial Centre

This prospectus supplement and accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the "DFSA"). This prospectus supplement and accompanying prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and accompanying prospectus. The ADSs to which this prospectus supplement and accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ADSs offered should conduct their own due diligence on the ADSs. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorized financial advisor.

Notice to prospective investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority ("FINMA") as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended ("CISA"), and accordingly the securities being offered pursuant to this prospectus supplement and accompanying prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to "qualified investors," as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended ("CISO"), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and accompanying prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person.

This prospectus supplement and accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and accompanying prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement and accompanying prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Legal matters

The validity of the common shares underlying the ADSs and other matters governed by Argentine law will be passed upon for us by the law firm Zang, Bergel & Viñes, Buenos Aires, Argentina. Certain legal matters in connection with U.S. law will be passed upon for us by Simpson Thacher & Bartlett LLP.

The underwriter has been represented by Davis Polk & Wardwell LLP, New York, New York and Salaverri, Dellatorre, Burgio & Wetzler Malbrán, Buenos Aires, Argentina.

Saúl Zang and Salvador D. Bergel are partners at Zang, Bergel & Viñes. Saúl Zang serves as first vice-chairman of our board of directors. Salvador D. Bergel serves as an alternate member of our board of directors.

Experts

The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended June 30, 2017 have been so incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., Buenos Aires, Argentina, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

IRSA Propiedades Comerciales S.A.

Common Shares, par value Ps. 1.00 per share
(including in the form of American Depositary Shares)

        IRSA Inversiones y Representaciones Sociedad Anónima, or "IRSA," also referred to in this prospectus as the "Selling Shareholder" may from time to time offer our common shares, in the form of common shares or American Depositary Shares, or "ADSs," which we refer to collectively as the "securities." Each ADS represents four common shares. We will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information," before investing in the securities. The amount and price of the securities will be determined at the time of any offering thereof.

        The ADSs are listed for trading on the NASDAQ Global Market and our common shares are listed for trading on Bolsas y Mercados Argentinos S.A., in each case under the symbol "IRCP".

        Investing in our common shares and the ADSs involves significant risks. Before buying any shares or ADSs, you should carefully read the discussion of material risks in "Risk Factors" in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the "SEC") and in any applicable prospectus supplement and may be described in certain of the documents we incorporate by reference in this prospectus. See "Item 3. Key Information—D. Risk Factors" beginning on page 9 of our Form 20-F.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 25, 2017.

        No person is authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities other than the securities described in this prospectus, or an offer to sell or the solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, or that the information contained herein or therein is correct as of any time subsequent to the date of such information.

        In this prospectus, references to "IRSA CP," "we," "our," "us" or the "Company" means IRSA Propiedades Comerciales S.A. and its consolidated subsidiaries, unless the context otherwise requires, or where we make clear that such term refers only to IRSA Propiedades Comerciales S.A. and not its subsidiaries.

        The terms "Argentine government" and "government" refer to the federal government of Argentina, the term "Central Bank" refers to the Banco Central de la República Argentina (the Argentine Central Bank) and the term "CNV" refers to the Comisión Nacional de Valores (the Argentine National Securities Commission). In this prospectus, when we refer to "Peso," "Pesos" or "Ps." we mean Argentine Pesos, the legal currency of Argentina; when we refer to "U.S. dollar," "U.S. dollars" or "US$" we mean United States dollars, the legal currency of the United States.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that we filed on October 10, 2017 with the SEC, using a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. Each time we offer securities pursuant to this prospectus, we will attach a prospectus supplement to the front of this prospectus that will contain specific information about the particular offering and the terms of those securities. The prospectus supplements may also add, update or change other information contained in this prospectus. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplements and the related exhibits filed with the SEC, together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and current reports and other information with the United States Securities and Exchange Commission, or "SEC." You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.

        Upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing to us at the following address: Moreno 877, Floor 22, City of Buenos Aires (C1091AAQ), Argentina or telephoning us at +54 (11) 4344 4600.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents, which are considered part of this prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below:

  •
  Our annual report on Form 20-F for the fiscal year ended June 30, 2017 filed with the SEC on October 10, 2017 (our "Form 20-F");

  •
  any future filings on Form 20-F made with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

        As you read the above documents, this prospectus and any prospectus supplement, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document, including this prospectus and any prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.

        When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any "free writing prospectus" that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents.

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        The U.S. Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This prospectus and the documents incorporated by reference herein include forward-looking statements. We have based these forward-looking statements largely on our current beliefs, expectations and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed elsewhere in this prospectus and the documents incorporated by reference herein, could cause our actual results to differ materially from those anticipated in our forward-looking statements, including, among other things:

  •
  changes in general economic, financial, business, political, legal, social or other conditions in Argentina or elsewhere in Latin America or changes in either developed or emerging markets;

  •
  changes in capital markets in general that may affect policies or attitudes toward lending to or investing in Argentina or Argentine companies, including volatility in domestic and international financial markets;

  •
  deterioration in regional, national and international business and economic conditions;

  •
  inflation;

  •
  fluctuations in prevailing interest rates;

  •
  increases in financing costs or our inability to obtain additional financing on attractive terms, which may limit our ability to fund existing operations and to finance new activities;

  •
  current and future government regulation and changes in law or in the interpretation by Argentine courts of the recently adopted Civil and Commercial Code, among others;

  •
  adverse legal or regulatory disputes or proceedings;

  •
  fluctuations and declines in the aggregate principal amount of Argentine public debt outstanding;

  •
  government intervention in the private sector and in the economy, including through nationalization, expropriation, regulation or other actions;

  •
  restrictions on transfer of foreign currencies and other exchange controls;

  •
  increased competition in the shopping mall sector, office or other commercial properties and related industries;

  •
  potential loss of significant tenants at our shopping malls and other commercial properties;

  •
  our ability to take advantage of opportunities in the Argentine real estate market on a timely basis;

  •
  restrictions on energy supply or fluctuations in prices of utilities in the Argentine market;

  •
  our ability to meet our debt obligations;

  •
  shifts in consumer purchasing habits and trends;

  •
  technological changes and our potential inability to implement new technologies;

  •
  deterioration in regional and national business and economic conditions in Argentina;

  •
  incidents of government corruption that adversely impact the development of our real estate projects;

  •
  fluctuations in the exchange rate of the Peso against other currencies; and

  •
  the risk factors discussed under "Item 3. Key Information—D. Risk Factors" in our most recent annual report on Form 20-F.

        You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates," "anticipates," "could," "target," "projects," "contemplates," "believes," "estimates," "potential," "continue" or similar expressions. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. You should not place undue reliance on such statements which speak only as of the date they were made, and we undertake no obligation to update publicly or to revise any forward-looking statements after we distribute this prospectus because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward-looking events and circumstances discussed in this prospectus might not occur and are not guarantees of future performance.

ENFORCEMENT OF CIVIL LIABILITIES

        We are a duly incorporated corporation (sociedad anónima) under the laws of Argentina. Substantially all of our assets are located outside the United States. The majority of our directors and all our officers and certain advisors named herein reside in Argentina or elsewhere outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to force against them or against us judgments predicated upon the civil liability provisions of the U.S. federal securities laws or the laws of such other jurisdictions.

        Enforcement of foreign judgments would be recognized and enforced by the courts in Argentina provided that the requirements of Article 517 and 519 of the National Civil and Commercial Procedure Code (if enforcement is sought before federal courts) are met, such as: (i) the judgment, which must be final in the jurisdiction where rendered, was issued by a court competent in accordance with Argentine principles regarding international jurisdiction and resulted from a personal action, or an in rem action with respect to personal property if such was transferred to Argentine territory during or after the prosecution of the foreign action; (ii) the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against foreign action; (iii) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (iv) the judgment does not violate the principles of public policy of Argentine law; and (v) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court.

        We have been advised by our Argentine counsel, Zang, Bergel & Viñes, that there is doubt as to the enforceability, in original actions in Argentine courts, of liabilities predicated solely upon the federal securities laws of the United States and as to the enforceability in Argentine courts of judgments of United States courts obtained in actions against us predicated upon the civil liability provisions of the federal securities laws of the United States.

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IRSA PROPIEDADES COMERCIALES S.A.

        We own, develop and manage commercial real estate properties, which consist primarily of shopping malls and office buildings throughout Argentina. As of June 30, 2017 we were the largest owner and operator of shopping malls and one of the largest owners of office buildings and other commercial properties in Argentina in terms of gross leasable area and number of rental properties according to data published by the Argentine Chamber of Shopping Malls.

        We operate our business through four principal business segments, namely "Shopping Malls," "Offices and Others," "Sales and Developments" and "Financial Operations and Others":

  •
  "Shopping Malls" includes the operation and development of shopping malls, through which we generate rental income charged for services related to the lease of retail stores and other spaces. Our Shopping Malls segment includes highly diversified, multi-format assets with a particular focus on retailers that cater to middle- to high-income consumers.

  •
  "Offices and Others" includes the lease of offices and other rental properties and services related to these properties.

  •
  "Sales and Developments" includes the sales of undeveloped parcels of land and properties, and activities related to the development and maintenance of such properties.

  •
  "Financial Operations and Others" includes the financing activities developed through our associated company Tarshop S.A., and our residual consumer financing transactions.

 REASONS FOR THE OFFERING AND USE OF PROCEEDS

        The principal purpose of the offering is to further increase the public market and liquidity for our common shares and ADSs.

        We will not receive any proceeds from the sale of common shares and ADSs by the Selling Shareholder.

PROSPECTUS SUPPLEMENT

        This prospectus provides you with a general description of the securities that may be offered. With respect to a particular offering of the securities registered hereby, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared. You should read both this prospectus and any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information" carefully before investing in the securities. The prospectus supplement to be attached to the front of this prospectus will describe the terms of the offering, including the amount and more detailed items of the securities, the initial public offering price, the price paid for the securities, net proceeds, the expenses of the offering, the terms of offers and sales outside of the United States, if any our capitalization, the nature of the plan of distribution, the terms of any rights offering, including the subscription price for common shares, record date, ex-rights date and exercise period, the other specific terms related to the offering, and any U.S federal income tax considerations and Argentine tax considerations applicable to the securities. Any information in a prospectus supplement, if any, or information incorporated by reference after the date of this prospectus is considered part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.

        IRSA Propiedades Comerciales S.A. is a corporation (sociedad anónima) organized under the laws of Argentina. We maintain our financial books and records and publish our financial statements in Pesos.

DESCRIPTION OF CAPITAL STOCK

        For a description of our capital stock, including the rights and obligations attached thereto, please refer to "Item 10. Additional Information—B. Memorandum and Articles of Association" in our Form 20-F, incorporated by reference herein.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        The following is a summary of certain provisions of the Amended and Restated Deposit Agreement (the "deposit agreement") dated as of July 5, 2017 and effective July 20, 2017 among us, The Bank of New York Mellon (the "ADS Depositary") and all owners and holders from time to time of ADSs issued under the deposit agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the form of Amended and Restated Deposit Agreement, incorporated as Exhibit 4.1. Copies of the Amended and Restated Deposit Agreement are also available for inspection at the principal office of the ADS Depositary, currently located at 101 Barclay Street, 22nd Floor West, New York, New York 10286. Terms used in this prospectus and not otherwise defined shall have the respective meanings set forth in the deposit agreement.

American Depositary Shares

        ADSs are issuable by the ADS Depositary pursuant to the deposit agreement. One ADS shall represent four common shares. The shares represented by ADSs will be deposited with the Caja de Valores for the account of Banco Santander Río S.A., as custodian for the ADS Depositary in Argentina. The deposited shares, together with all other securities, property and cash received in respect of shares and held by the ADS Depositary under the deposit are referred to as the deposited securities. You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        Registered holders of uncertificated ADSs will receive statements from the ADS Depositary confirming their holdings.

        As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Argentine law governs shareholder rights. The ADS Depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. ADS holder rights are defined by the deposit agreement. New York law governs the deposit agreement and the ADSs.

Deposit and withdrawal of shares and issuance of ADRs

        Subject to the terms and conditions of the deposit agreement, the ADS Depositary has agreed that upon deposit with the custodian of our common shares by delivery of certificates of such shares to the custodian, by electronic transfer of such shares to the account maintained by the custodian at the Foreign Registrar for such purpose or delivery to the custodian of evidence, reasonably satisfactory to the custodian that irrevocable instructions have been given to cause such shares to be transferred to such account, together with appropriate issuance instructions and instruments of transfer or endorsement, satisfaction of all laws and regulations, payments of the fees and expenses of the ADS Depositary and the certifications referred to below and subject to the terms of the deposit agreement, the ADS Depositary will execute and deliver at the ADS Depositary's principal corporate trust office, to the person or persons certified entitled thereto, an ADR or ADRs evidencing the number of ADSs issuable in respect of such deposit.

        Upon surrender of ADRs at the principal corporate trust office of the ADS Depositary, and upon payment of the fees, taxes and governmental charges specified in the deposit agreement, subject to the terms and conditions of the deposit agreement, our corporate charter and deposited securities and Argentine laws and regulations, owners are entitled to electronic delivery through the Caja de Valores or, if available, to physical delivery at the office of the custodian in Buenos Aires or the principal corporate trust office of the ADS Depositary of the deposited securities represented by the ADSs evidenced by those ADRs so surrendered. Such delivery will be made to the ADR holder or upon the ADR holder's order without unreasonable delay. The forwarding of shares and other documents of title for such delivery to an ADR holder, or as ordered by such ADR holder, will be at its risk and expense or the risk and expense of the person submitting such written instruction for delivery.

        The ADS Depositary, subject to the limitations and conditions specified in the deposit agreement and any limitations established by the ADS Depositary, may from time to time execute and deliver ADRs prior to receipt of shares in respect of which such issuance is made, which is referred to as a pre-release and may receive ADRs in lieu of shares. Each pre-release shall be; (a) preceded or accompanied by a written representation and agreement from the person to whom ADRs are to be delivered that such person, or its customer, (i) owns the shares or ADRs to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such shares or receipts, as the case may be to the ADS Depositary for the benefit of the owners, and (iii) will not take any action with respect to such shares or receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the ADS Depositary, disposing of such shares or receipts, as the case may be), other than in satisfaction of such pre-release; (b) at all times be fully collateralized with cash, or such other collateral as the ADS Depositary determines, in good faith, will provide substantially similar liquidity and security; (c) be terminable by the ADS Depositary on not more than five business days' notice; and (d) be subject to such further indemnities and credit regulations as the ADS Depositary deems appropriate. The ADS Depositary will limit the number of ADRs issued by pre-release involved in transactions to be done in accordance with the terms described in this paragraph with any one person on a case-by-case basis as it deems appropriate. The collateral referred to in clause (b) above shall be held by the ADS Depositary for the benefit of the owners as security for the performance of the obligations to deliver shares set forth in clause (a) above, and such collateral shall not constitute deposited securities under the deposit agreement. The number of ADSs which are outstanding at any time as a result of pre-releases will not normally exceed 30% of the shares deposited under the deposit agreement; provided, that the ADS Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate and may, with our prior written consent, change such limit for purposes of general application.

        Subject to the foregoing, the ADS Depositary may own and deal in any class of our securities or of our affiliates and in ADRs.

Dividends, other distributions and rights

        Subject to applicable Argentine laws, regulations and approvals, to the extent that the ADS Depositary can in its judgment convert Pesos (or any other foreign currency) into U.S. Dollars on a reasonable basis and transfer the resulting U.S. Dollars to the United States, the ADS Depositary will promptly as practicable convert or cause to be converted all cash dividends and other cash distributions received by it on the deposited securities into U.S. Dollars and distribute the resulting U.S. Dollars after deduction of the fees of the ADS Depositary and any amount charged by the ADS Depositary in connection with the conversion of Pesos (or other foreign currency) into U.S. Dollars, to the owners in proportion to the number of ADSs representing such deposited securities held by each of them. The amounts distributed will be reduced by any amounts required to be withheld by us, the ADS Depositary or the custodian on account of taxes or other governmental charges. If the ADS Depositary determines that in its judgment any foreign currency received by it cannot be so converted on a reasonable basis (including, as a result of applicable Argentine laws, regulations and approval requirements), the ADS Depositary may distribute the foreign currency received by it or in its discretion hold such currency uninvested for the respective accounts of the owners entitled to receive the same (without liability for interest).

        In the event that the custodian or the ADS Depositary receives any distribution upon any deposited securities in securities or property (other than cash or shares or rights upon any deposited securities), the ADS Depositary will distribute such securities or property to the owners entitled thereto, after deduction or upon payment of the fees and expense of the ADS Depositary, in proportion to their holdings, in any manner that the ADS Depositary deems equitable and practicable. If in the opinion of the ADS Depositary, however, the distribution of such property cannot be made proportionately among such owners, or if for any other reason (including any requirement that we or the ADS Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to such owners)

the ADS Depositary deems such distribution not feasible, the ADS Depositary may, upon consultation with us, adopt such method as it may deem equitable or practicable in order to effect such distribution, including the sale (public or private) of all or any part of such property and securities and the distribution to owners of the net proceeds of any such sale, as in the case of a distribution received in cash. The ADS Depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

        If we declare a dividend in or free distribution of shares, the ADS Depositary may, and shall if we so request, instruct us to deposit or cause such shares to be deposited with the account of the custodian at Caja de Valores and distribute to the owners in proportion to their holdings additional ADRs for an aggregate number of ADSs representing the number of shares received as such dividend or free distribution, subject to the terms and conditions of the deposit agreement and after deduction or payment of any amounts required to be withheld on account of taxes or other governmental charges and the fees and expenses of the ADS Depositary. If additional ADRs are not so distributed, each ADS shall thereafter also represent the additional shares distributed with respect to the shares represented thereby. In lieu of issuing ADRs for fractions of ADSs, in any such case, the ADS Depositary shall sell the number of shares represented by the aggregate of such fractions and distribute the new proceeds in U.S. Dollars, all in the manner and subject to the conditions set forth in the deposit agreement. The ADS Depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

        If we offer or cause to be offered to the holders of shares any rights to subscribe for additional shares or any rights of any other nature, the ADS Depositary shall have discretion after consultation with us as to the procedure to be followed in making such rights available to owners. The ADS Depositary may (i) to the extent that the ADS Depositary determines, at the time of the offering of any such rights, that it is lawful and feasible, and upon provision of any documents or certifications requested by the ADS Depositary, take such action as is necessary for all or certain of the rights to be made available to or exercised by or on behalf of certain or all of the owners; or (ii) to the extent that the ADS Depositary determines that taking of any such action is not lawful or feasible, sell such rights, and, after deduction or upon payment of all amounts required to be withheld on account of taxes or other governmental changes and the fees and expenses of the ADS Depositary, allocate the net proceeds of such sales for the accounts of such owners otherwise entitled thereto upon an averaged or other practical basis without regard to any distinctions among such owners because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

        The ADS Depositary will not make available to owners any right to subscribe for or to purchase any securities unless a registration statement under the Securities Act is in effect as to both the rights and the securities to which such rights relate or unless the offer and sale of such securities to such owners is exempt from registration under the provisions of the Securities Act.

Record dates

        Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever rights are issued with respect to the deposited securities, or whenever, for any reason, the ADS Depositary causes a change in the number of shares that are represented by each ADS or whenever the ADS Depositary shall receive notice of any meeting of holders of deposited securities, the ADS Depositary will fix a record date for the determination of the owners who are entitled to receive such dividend, distributions or rights or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each ADS will represent the changed number of shares, subject to the provisions of the deposit agreement.

Voting

        If requested in writing by us, as soon as practicable after receipt of notice of a meeting of holders of shares, or other deposited securities, and to the extent permitted by law, the ADS Depositary will mail to the owners the information contained in such notice of meeting. Owners at the close of business on the record date specified by the ADS Depositary are entitled, subject to Argentine law, or our bylaws and the provisions affecting the deposited securities, to instruct the ADS Depositary as to the exercise of the voting rights, if any, pertaining to the shares, or other deposited securities, underlying the ADRs held by such owners. Upon written request of an owner of ADSs, the ADS Depositary will endeavor to vote or cause to be voted the shares, or other deposited securities, represented by those ADSs in accordance with such instructions.

        However:    if we requested the ADS Depositary to send you a notice and provided details on the matters to be voted upon at least 25 days before the meeting date and the ADS Depositary does not receive your voting instructions by the cutoff date the ADS Depositary specifies, the ADS Depositary will deem you to have instructed it to vote those shares (i) in accordance with a recommendation of our board of directors or (ii) if our board of directors does not give a recommendation, in the same manner as a majority of all shares not deposited under the deposit agreement are voted; except that the ADS Depositary will not vote as provided in item (i) or (ii) above if we notify the ADS Depositary in writing that (A) we do not want it to so vote, (B) we know that substantial shareholder opposition exists to the relevant question or (C) in our opinion the relevant question would materially and adversely affect the holders of shares. The ADS Depositary is not required to vote any deposited securities unless it has received an opinion of our Argentine counsel to the effect that the matters to be voted on are not contrary to Argentine law or our bylaws.

Inspection of transfer books

        The ADS Depositary will keep books at its transfer office in the City of New York for the registration and transfer of ADRs, which at all reasonable times will be open for inspection by the owners, provided that such inspection shall not be for the purpose of communicating with owners in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

Reports and notices

        We will furnish to the ADS Depositary copies in English of all notices of shareholders' meetings, its prospectus and other reports and communications that are made generally available to shareholders. Upon receipt thereof, the ADS Depositary will, upon our request, mail such reports to all owners. The ADS Depositary will make available for inspection by owners at its principal office any reports and communications received from us that are made generally available to shareholders.

        On or before the first date on which we give notice, by publication or otherwise, of any shareholders' meeting or of any adjourned shareholders' meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of deposited securities, we agree to transmit to the ADS Depositary and the custodian a copy of the notice thereof in the form given to owners. If requested by us, the ADS Depositary will, at our expense, arrange for the mailing of such notices to all owners.

        We will be required to file certain reports with the SEC pursuant to the Exchange Act. Such reports may be accessed on the SEC's EDGAR system. We are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements.

Changes affecting deposited shares

        Upon any change in par value, split-up, consolidation or any other reclassification of deposited securities or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting us or to which we are a party, any securities which shall be received by the ADS Depositary or the custodian in exchange for, in conversion of or otherwise in respect of deposited securities shall be treated as new deposited securities under the deposit agreement, and the ADS Depositary may and shall if we so request execute and deliver new ADRs, or call for the surrender of outstanding ADRs to be exchanged for additional ADRs specifically describing such new deposited securities.

Amendment and termination of the deposit agreements

        The form of ADR and the deposit agreement may at any time be amended by agreement between us and the ADS Depositary and, such amendment shall require no consent from owners. Any amendment which imposes or increases any fees or charges (other than taxes and other governmental charges and expenses of the ADS Depositary), or which otherwise prejudices any substantial existing rights of owners, will not take effect as to outstanding ADRs until the expiration of 30 days after notice of such amendment has been given to the owners. Each owner of ADRs, at the time such amendment becomes effective, will be deemed, by continuing to hold such ADRs, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

        Whenever so directed by us, the ADS Depositary will terminate the deposit agreement by mailing notice of such termination to the owners of all ADRs then outstanding at least 90 days prior to the date fixed in such notice for such termination. The ADS Depositary may likewise terminate the deposit agreement if, at any time 90 days after the ADS Depositary shall have delivered to us and the owners a notice of its election to resign, a successor depositary shall not have been appointed and accepted its appointment as provided in the deposit agreement. If any ADRs remain outstanding after the date of termination, the ADS Depositary thereafter will discontinue the registration of transfers of ADRs, will suspend the distribution of dividends to the owners thereof, will not give any further notices or perform any further acts under the deposit agreement except the collection of dividends and other distributions pertaining to the deposited securities, the sale of property and rights as provided in the deposit agreement and the delivery of deposited securities together with dividends or other distributions, in exchange for surrendered ADRs upon payment of the ADS Depositary's fee for such cancellations.

        At any time after the expiration of two months from the date of termination, the ADS Depositary may sell the deposited securities and hold the net proceeds, together with any cash then held, unsegregated and without liability for interest, for the pro rata benefit of the owners of ADRs which have not theretofore been surrendered and such owners will thereupon become general creditors of the ADS Depositary with respect to such net proceeds.

Governing law

        The deposit agreement and the ADRs, and all the rights thereunder, are governed by and will be interpreted in accordance with the laws of the State of New York.

Charges of ADS Depositary

        The following charges shall be incurred by any party depositing or withdrawing shares or by any party surrendering ADRs or to whom ADRs are issued (including without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADRs or deposited securities), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of shares generally on our register (or our appointed agent for transfer and registration of the shares) and applicable to transfers of shares to the name of the ADS Depositary or its nominee or the custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the deposit agreement to be at the expense of persons depositing shares or owners, (4) such expenses as are incurred by the ADS Depositary in the conversion of foreign currency, (5) a fee not in excess of US$5.00 per 100 ADS (or portion thereof) for the execution and delivery of ADRs pursuant to the deposit of shares or other deposited securities or distribution in shares or other deposited securities and the surrender of ADRs for withdrawal of shares and other deposited securities, (6) a fee not in excess of US$0.02 per ADS (or portion thereof), for any cash distribution made pursuant to the deposit agreement, and (7) a fee for the distribution of shares or rights, such fee being an amount equal to the fee for the execution and delivery of ADRs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares), but which securities are instead distributed by the depositary to owners.

        The ADS Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The ADS Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The ADS Depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The ADS Depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The ADS Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

        From time to time, the ADS Depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the ADS Depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the ADS Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the ADS Depositary and that may earn or share fees, spreads or commissions.

        The ADS Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the ADS Depositary or its affiliate receives when buying or selling foreign currency for its own account. The ADS Depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the ADS Depositary's obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

        The deposit agreement expressly limits our obligations and the obligations of the ADS Depositary. It also limits our liability and the liability of the ADS Depositary. We and the ADS Depositary:

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  are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

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  are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

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  are not liable if we or it exercises discretion permitted under the deposit agreement;

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  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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  have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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  are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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  may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

        In the deposit agreement, we and the ADS Depositary agree to indemnify each other under certain circumstances.

General

        Neither the ADS Depositary nor us nor any of their directors, employees, agents or affiliates shall incur any liability to any owner if, by reason of any present or future provision of any law or regulation of the United States, Argentina or of any other country, or any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of our bylaws, or by reason of any provision of or governing any deposited securities, or by reason of an act of God or war or other circumstances beyond its control, the ADS Depositary or us or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or subjected to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement or the deposited securities it is provided shall be done or performed. Our obligations and those of the ADS Depositary under the deposit agreement are expressly limited to performing our or their respective duties specified therein without negligence or bad faith.

        The ADRs are transferable on the books of the ADS Depositary, provided, that the ADS Depositary may close the transfer books at any time or from time to time, after consultation with us, when deemed expedient by it in connection with the performance of its duties under the deposit agreement or at our written request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or the transfer or withdrawal of any deposited securities, we, the ADS Depositary or the custodian may require payment from the presenter of the ADRs or the depositor of the shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees payable by the owners.

        The ADS Depositary may refuse to deliver ADRs, register the transfer of any ADRs, make any distributions or deliver any deposited securities until it has received such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information as it may deem necessary or proper or as we may require. The delivery of ADRs against deposits of shares or the registration of transfers of ADRs may be suspended during any period when the transfer books of the ADS Depositary or we are closed if such action is deemed necessary or advisable by the ADS Depositary or us, in good faith, at any time or from time to time in accordance with the deposit agreement.

Direct registration system

        In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the ADS Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the ADS Depositary of prior authorization from the ADS holder to register that transfer.

        In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the ADS Depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the ADS Depositary's reliance on and compliance with instructions received by the ADS Depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the ADS Depositary.

        Please refer as well as to our registration statement on Form F-6 (Registration No. 333-219271).

 PLAN OF DISTRIBUTION

        The securities may be sold, and the underwriters may resell the securities, directly or through agents in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The securities may be sold in portions outside the United States at an offering price and on terms specified in the applicable prospectus supplement relating to a particular issue of the securities. Without limiting the generality of the foregoing, any one or more of the following methods may be used when selling the securities:

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  privately negotiated transactions;

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  settlement of short sales entered into after the date of this prospectus;

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  sales in which broker-dealers agree with us or the Selling Shareholder to sell a specified number of securities at a stipulated price per security;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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  by pledge to secure debts or other obligations;

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  by an underwritten public offering;

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  by an underwritten offering of debt instruments convertible into or exchangeable for our common shares on terms to be described in the applicable prospectus supplement;

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  in a combination of any of the above; or

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  any other method permitted pursuant to applicable law.

        In addition, the securities may be sold by way of exercise of rights granted pro rata to our existing shareholders.

        The securities may also be sold short and securities covered by this prospectus may be delivered to close out such short positions, or the securities may be loaned or pledged to broker-dealers that in turn may sell them. Options, swaps, derivatives or other transactions may be entered into with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities and common shares, respectively, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

        In connection with the sale of securities, the underwriters or agents may receive compensation from us, the Selling Shareholder or from purchasers of the securities for whom they may act as agents. The underwriters may sell securities to or through dealers, who may also receive compensation from the underwriters or from purchasers of the securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the

Securities Act, and any discounts or commissions received by them from us or the Selling Shareholder and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        We or the Selling Shareholder may enter into agreements that will entitle the underwriters, dealers and agents to indemnification by us or the Selling Shareholder against and contribution toward certain liabilities, including liabilities under the Securities Act.

        Certain underwriters, dealers and agents and their associates may be customers of, engage in transactions with or perform commercial banking, investment banking, advisory or other services for the Selling Shareholder or us, including our subsidiaries, in the ordinary course of their business.

        If so indicated in the applicable prospectus supplement relating to a particular issue of securities, the underwriters, dealers or agents will be authorized to solicit offers by certain institutions to purchase the securities under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

        We will advise the Selling Shareholder that while it is engaged in a distribution of the securities, it is required to comply with Regulation M promulgated under the Exchange Act ("Regulation M"). With limited exceptions, Regulation M precludes the Selling Shareholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. All of the foregoing might affect the marketability of the securities.

LEGAL MATTERS

        The validity of the rights, common shares and other matters governed by Argentine law will be passed upon for us by the law firm Zang, Bergel & Viñes, Buenos Aires, Argentina. Certain legal matters in connection with U.S. law will be passed upon for us by Simpson Thacher & Bartlett LLP.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2017 have been so incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., Buenos Aires, Argentina, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

10,240,000 Common shares

IRSA Propiedades Comerciales S.A.

(in the form of 2,560,000 American Depositary Shares)

Prospectus supplement

J.P. Morgan

October 26, 2017